CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #902 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated December 30, 2025 on the financial statements and financial highlights of the Becker Value Equity Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2025 Annual Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 24, 2026